Exhibit 99.2

Xometry Announces Pricing of $225 Million Offering of Convertible Senior Notes

North Bethesda, Md., June 10, 2025 (GLOBE NEWSWIRE) – Xometry, Inc. (“Xometry”) (XMTR), the global AI-powered marketplace connecting buyers with suppliers of manufacturing services, today announced the pricing of $225 million aggregate principal amount of 0.75% Convertible Senior Notes due 2030 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Xometry has also granted the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $25 million aggregate principal amount of Notes. The sale of the Notes to the initial purchasers is expected to close on June 12, 2025, subject to customary closing conditions.

The Notes will be general unsecured obligations of Xometry and will accrue interest payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025, at a rate of 0.75% per year. The Notes will mature on June 15, 2030, unless earlier converted, redeemed or repurchased.

Xometry estimates that the net proceeds from the Offering will be approximately $217.0 million (or approximately $241.3 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated Offering expenses payable by Xometry. Xometry expects to use the net proceeds from the Offering, together with cash on hand, (i) to pay the approximately $15.7 million cost of the capped call transactions described below, (ii) to use approximately $8.0 million for the repurchase of shares of Xometry’s Class A common stock concurrently with the pricing of the Offering as described below, and (iii) to repurchase for approximately $216.7 million in cash approximately $201.7 million aggregate principal amount (including accrued and unpaid interest) of Xometry’s outstanding 1.00% Convertible Senior Notes due 2027 (the “2027 notes”) as described below. If the initial purchasers exercise their option to purchase additional notes, Xometry expects to use any additional proceeds from the Offering to enter into additional capped call transactions and for working capital and other general corporate purposes, which may include additional repurchases of the 2027 notes from time to time following the Offering, and acquisitions of, or strategic investments in, complementary businesses, products, services or technologies. However, Xometry does not have agreements or commitments with respect to any such acquisition or strategic investment at this time.

Prior to March 15, 2030, the Notes will be convertible at the option of the noteholders only if one or more specific conditions are met. On or after March 15, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible in integral multiples of $1,000 principal amount at the option of the noteholders at any time regardless of these conditions. Upon conversion, Xometry will pay or deliver, as the case may be, cash, shares of Xometry’s Class A common stock or a combination of cash and shares of Xometry’s Class A common stock, at its election. The initial conversion rate is 21.2495 shares of Xometry’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $47.06 per share of Xometry’s Class A common stock, which represents a conversion premium of approximately 30.0% to the last reported sale price of Xometry’s Class A common stock on the Nasdaq Global Select Market on June 9, 2025), and will be subject to customary anti-dilution adjustments.

Xometry may not redeem the Notes prior to June 20, 2028. Xometry may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on or after June 20, 2028 and prior to the 41st scheduled trading day immediately preceding the maturity date of the Notes if the last reported sale price of Xometry’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Xometry provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Xometry redeems less than all of the outstanding Notes, at least $100 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption.

If Xometry undergoes a “fundamental change” (as defined in the indenture that will govern the Notes), then, subject to certain conditions and limited exceptions, noteholders may require Xometry to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Xometry delivers a notice of redemption, Xometry will, in certain circumstances, increase the conversion rate of the Notes for a noteholder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

In connection with the pricing of the Notes, Xometry entered into capped call transactions with certain of the initial purchasers or their respective affiliates and other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Xometry’s Class A common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to Xometry’s Class A common stock upon any conversion of Notes and/or offset any cash payments Xometry is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the Notes will initially be $63.35, which represents a premium of 75.0% over the last reported sale price of Xometry’s Class A common stock on the Nasdaq Global Select Market on June 9, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Xometry expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Xometry’s Class A common stock and/or purchase shares of Xometry’s Class A common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Xometry’s Class A common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Xometry’s Class A common stock and/or purchasing or selling Xometry’s Class A common stock or other securities of Xometry in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or, to the extent Xometry exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Xometry’s Class A common stock or the Notes which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

Concurrently with the pricing of the Offering, Xometry entered into privately negotiated transactions effected with or through one of the initial purchasers or one of its affiliates with certain purchasers of the Notes in the Offering to repurchase for cash approximately $8.0 million of Xometry’s Class A common stock from purchasers at a purchase price per share equal to the last reported sale price per share of Xometry’s Class A common stock on the Nasdaq Global Select Market on June 9, 2025. These share repurchases could increase (or reduce the size of any decrease in) the market price of Xometry’s Class A common stock or the Notes prior to, concurrently with or shortly after the pricing of the Notes, and could have resulted in a higher effective conversion price for the Notes. Xometry cannot predict the magnitude of such market activity or the overall effect it had on the price of the Notes in the Offering or Xometry’s Class A common stock. The Offering is not contingent upon the repurchase of any of Xometry’s Class A common stock.

Concurrently with the pricing of the Offering, Xometry entered into privately negotiated transactions effected with or through one of the initial purchasers or one of its affiliates with certain holders of the 2027 notes to repurchase, for approximately $216.7 million in cash, approximately $201.7 million aggregate principal amount of its 2027 notes, including accrued and unpaid interest on the 2027 notes, on terms negotiated with each holder of 2027 notes repurchased (each, a “note repurchase transaction”). Xometry may also repurchase additional outstanding 2027 notes following completion of the Offering. The Offering is not contingent upon the repurchase of the 2027 notes. In connection with any note repurchase transaction, Xometry expects that holders of the 2027 notes who agree to have their 2027 notes repurchased and who have hedged their equity price risk with respect to such 2027 notes (the “hedged holders”) will unwind all or part of their hedge positions by buying Xometry’s Class A common stock and/or entering into or unwinding various derivative transactions with respect to Xometry’s Class A common stock. The amount of Xometry’s Class A common stock to be purchased by the hedged holders may have been substantial in relation to the historic average daily trading volume of Xometry’s Class A common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Xometry’s Class A common stock, including concurrently with the pricing of the Notes, and may have resulted in a higher effective conversion price of the Notes. Xometry cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or Xometry’s Class A common stock.

The Notes were only offered to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The Notes and shares of Xometry’s Class A common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking” statements that involve risks and uncertainties, including statements concerning the completion and timing of the proposed Offering of the Notes, the capped call transactions, the Class A common stock repurchase transactions, the note repurchase transactions, and the anticipated use of the net proceeds from the Offering. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Xometry’s plans, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”) from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and Xometry disclaims any obligation to update any forward-looking statements, except as required by law.

About Xometry

Xometry’s (NASDAQ: XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to get the instant pricing and lead times to create locally resilient supply chains.

Investor Contact:

Shawn Milne

VP Investor Relations

240-335-8132

shawn.milne@xometry.com

Media Contact:

Lauran Cacciatori

Global Corporate Communications

773-610-0806

lauran.cacciatori@xometry.com

Matthew Hutchison

Global Corporate Communications

415-583-2119

matthew.hutchison@xometry.com